UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2014

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 17, 2014, Fifth Third Bancorp’s Board of Directors approved and adopted the amended and restated Fifth Third Bancorp Code of Business Conduct and Ethics attached hereto as Exhibit 14 and which is also available on Fifth Third’s website at www.53.com. The Code of Business Conduct and Ethics is applicable to all employees of Fifth Third Bancorp and its subsidiaries and affiliates, including but not limited to Fifth Third’s principal executive officer, principal financial officer, principal accounting officer and controller. The revisions to the Code of Business Conduct and Ethics do not result in any waiver to any officer or employee of Fifth Third, explicit or implicit, from any provision of the Code of Business Conduct and Ethics as in effect prior to the Board’s action to amend and restate the Code of Business Conduct and Ethics. The changes to the Code of Business Conduct and Ethics align it with Fifth Third’s Vision, Purpose, and Value Propositions and its Core Values, as well as clarify certain expectations of transparency, compliance, and the avoidance of self–dealing. The changes also serve to streamline the Code of Business Conduct and Ethics and coordinate its provisions with current practices and other policies of Fifth Third.

Item 8.01	Other Events

On March 17, 2014, the Fifth Third Bancorp’s Board of Directors also approved changes to its committee structure and certain corporate governance documents in order to further enhance its corporate governance practices.

Specifically, the Board:

1.	eliminated its Trust Committee and revised the Charter of its Risk and Compliance Committee to add oversight responsibilities considering the elimination of the Trust Committee;

2.	revised its Corporate Governance Guidelines and the Duty Statement of its Lead Director to remove the requirement that its Lead Director also be the chair of its Nominating and Corporate Governance Committee and clarified the role of the Lead Director; and

3.	revised its Code of Business Conduct and Ethics as outlined above.

The amended and restated Charter of the Risk and Compliance Committee, as well as the Fifth Third Bancorp Corporate Governance Guidelines and Position Duty Statement of the Lead Director of the Board of Directors of Fifth Third Bancorp are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively. These documents will also be available on Fifth Third’s website at www.53.com.

Additionally, on March 18, 2014, Fifth Third’s Board of Directors authorized Fifth Third to repurchase up to 100 million shares of its outstanding common stock in the open market or in privately negotiated transactions, and to utilize any derivative or similar instrument to effect share repurchase transactions (including without limitation, accelerated share repurchase contracts, equity forward transactions, equity option transactions, equity swap transactions, cap transactions, collar transactions, floor transactions or other similar transactions or any combination of the foregoing transactions). This share repurchase authorization replaces the Board’s previous authorization pursuant to which approximately 38 million shares remained available for repurchase by Fifth Third. Fifth Third announced this new authorization in a press release dated March 18, 2014 that is attached hereto as Exhibit 99.4.

Item 9.01	Financial Statements and Exhibits

Exhibit 14	–	Fifth Third Bancorp Code of Business Conduct and Ethics, as amended and restated

Exhibit 99.1	–	Charter of the Risk and Compliance Joint Committee of the Board of Directors of Fifth Third Bancorp and Fifth Third Bank

Exhibit 99.2	–	Fifth Third Bancorp Corporate Governance Guidelines, as amended and restated

Exhibit 99.3	–	Position Duty Statement of the Lead Director of the Board of Directors of Fifth Third Bancorp

Exhibit 99.4	–	Fifth Third Bancorp Press Release dated March 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

Date: March 21, 2014	By:	MARY E. TUUK
Mary E. Tuuk, Executive Vice President of Corporate Services and Board Secretary